POWER OF ATTORNEY

AUTHORIZATION

I hereby authorize Rajesh C. Shrotriya, Abraham N. Oler, Kurt A. Gustafson or
Joseph W. Turgeon,
acting singly, to sign and file on my behalf any and all forms required by the
Securities and
Exchange Commission pursuant to Section 16 of the Securities Exchange Act of
1934 (the "Exchange Act")
relating to the reporting of beneficial ownership of equity securities of
Spectrum Pharmaceuticals, Inc.,
a Delaware corporation (the "Company"), and of changes in such beneficial ownership, together with
any and all amendments thereto.  This authorization shall be effective on and after the date set forth
below and shall continue in effect until I am no longer required to file such forms, unless earlier
revoked by me in writing.

I acknowledge that the persons authorized hereunder are not assuming, nor is the
Company assuming,
any of my responsibilities to comply with Section 16 of the Exchange Act.

Dated as of this 13th day of June, 2014.

      /s/ Anthony E. Maida
      Anthony E. Maida